Exhibit 99.1

Avnet, Inc. Acquires Horizon Technology Group plc

Strengthens Market Position in the UK
Expands Geographic Coverage into Ireland

Phoenix, Arizona – June 30, 2008 -– Avnet, Inc. (NYSE:AVT) announced today through its wholly-owned subsidiary, Avnet (Holdings) Limited, that its offer for Horizon Technology Group plc (Horizon) has been declared unconditional in all respects. As had been previously announced, all shareholders of Horizon will receive €1.18 per share, which equates to an equity value of approximately €98.5 million ($156.1 million). Horizon is a leading technical integrator and distributor of information technology products in the UK and Ireland. The transaction is expected to be accretive to earnings by approximately $0.10 per share in FY2009, excluding integration charges, and supports Avnet’s long-term return on capital goals.

John Paget, global president of Avnet Technology Solutions commented, “The acquisition strengthens our competitive position in the UK IT distribution market by expanding our product line in high growth segments including storage, networking and security. It also expands our geographic coverage into the IT distribution market in Ireland with a suite of services and capabilities that support our strategy to deliver complete solutions that meet the increasingly complex requirements of our customer base.”

Horizon has grown to become one of the leading systems integration and distribution companies in the UK and Ireland. Horizon’s distribution business markets enterprise server, storage, networking, security and communications products from leading vendors including Sun Microsystems, EMC, F5 Networks, Juniper, IBM, Nortel, Oracle and Tandberg. In addition to the traditional distribution business, its Client Solutions business unit partners with major software vendors including BMC, Microstrategy and SAP to provide a full range of development and implementation services. In 2007, Horizon had total sales of €288 million and EBITDA of €10.7 million before unusual items. Horizon will be integrated into Avnet’s European Technology Solutions business.

Dick Borsboom, president of Avnet Technology Solutions EMEA, added, “By investing heavily in technical skills, Horizon has expanded their line card with tier one vendors and deepened their engagements with systems integrators, corporate resellers and managed service providers. The integration of Horizon’s talented employees and loyal customer base into Avnet Technology Solutions European operations will enhance our scale and scope advantages while providing additional cross-selling opportunities in the combined customer base.”

Forward Looking Statements
This press release contains certain ‘”forward-looking statements’” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in factual circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as ‘will,’ ‘anticipate,’ ‘expect,’ believe,’ and ‘should,’ and other words and terms of similar meaning in connection with any discussions of future operating or financial performance or business prospects. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocations of products or product rebate programs by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet
Avnet, Inc. (NYSE:AVT) is one of the largest distributors of electronic components, computer products and technology services and solutions with more than 300 locations serving more than 70 countries worldwide. The company markets, distributes and optimizes the supply-chain and provides design-chain services for the products of the world’s leading electronic component suppliers, enterprise computer manufacturers and embedded subsystem providers. Avnet brings a breadth and depth of capabilities, such as maximizing inventory efficiency, managing logistics, assembling products and providing engineering design assistance for its 100,000 customers, accelerating their growth through cost-effective, value-added services and solutions. For the fiscal year ended June 30, 2007, Avnet generated revenue of $15.68 billion.

For more information, visit www.avnet.com. (AVT_IR)

Avnet Technology Solutions, EMEA
Kirsten Klatt
Director, European Communications
+49 (0) 2153-733 328
kirsten.klatt@avnet.com

Investor Relations
Vincent Keenan
Vice President, Investor Relations
(480) 643-7053
vincent.keenan@avnet.com